Exhibit 99.1
news release

January 14, 2016

Thompson Creek Announces Listing Change

Denver, Colorado - Thompson Creek Metals Company Inc. (NYSE: TC) (TSX: TCM) (“Thompson Creek” or the “Company”) announced today that it received notification from NYSE Regulation, Inc. that it has commenced proceedings to delist the Company’s common shares on the New York Stock Exchange (“NYSE”) pursuant to Section 802.01D of the Listed Company Manual due to the current price levels of the Company’s common shares. Trading in the Company’s common shares was suspended this morning on the NYSE.

The Company’s common shares will continue to be listed and traded on the Toronto Stock Exchange. In addition, the Company has been approved to have its common shares traded on the OTCQX® Best Market operated by OTC Markets Group. Trading on the OTCQX is expected to commence on January 15, 2016 under the symbol “TCPTF.” OTCQX is the OTC’s highest market reserved for companies that meet high financial standards, provide timely news and disclosures to investors and are sponsored by a professional third-party advisor.

While the Company has the right to appeal the NYSE determination, based upon the cost of the appeal and the likelihood of success, the Company believes that it is in the best interest of its shareholders not to contest this action and has informed the NYSE that the Company will not appeal the NYSE’s determination. The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements, nor does it conflict with or cause an event of default under any of the instruments governing the Company’s debt obligations.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development project is the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and applicable Canadian securities legislation and are intended to be covered by the safe harbor provided by these regulations. These forward-looking statements can, in some cases, be identified by the use of such terms as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to the timing of delisting on the NYSE; continued listing on the Toronto Stock Exchange; and the timing and availability of trading on the OTCQX® Best Market.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in our 2014 Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations and Corporate Responsibility Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com